[***] Certain information in this document has been excluded pursuant to Regulation S-

K, Item 601(b)(10). Such excluded information is not material and the registrant customarily and actually treats as private and confidential.

Reprogramming
Execution Version

SECOND AMENDMENT
TO
LICENSE AGREEMENT

This Second Amendment to License Agreement (the “Second Amendment”) is made and effective as of September 22, 2023 (the “Second Amendment Effective Date”) between Century Therapeutics, Inc. (f/k/a Century Therapeutics, LLC), a Delaware corporation (“Century”) having a principal place of business at 3675 Market Street, Philadelphia, PA 19104 USA, and FUJIFILM Cellular Dynamics Inc., a Wisconsin corporation (“CDI”) having an address at 525 Science Drive, Madison, WI 53711 USA, and amends the License Agreement by and between Century (as assignee of Century Therapeutics, Inc. (“Century Inc.”)) and CDI dated September 18, 2018 (as amended, the “License Agreement”). All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the License Agreement.

RECITALS

WHEREAS, on September 18, 2018, Century Inc. and CDI entered into the License Agreement;

WHEREAS, pursuant to the License Agreement CDI granted Century Inc. a non-exclusive license under the Licensed Patent Rights to Exploit the Licensed Products in the Field in the Territory;

WHEREAS, Century Inc. assigned all of its rights and obligations under the License Agreement to Century;

WHEREAS, certain terms of the License Agreement were modified as set forth in that certain Letter Agreement Regarding WARF/CDI License Agreement and CDI/Century Sublicense Agreement dated as of July 2, 2019, by and among CDI, Century and Wisconsin Alumni Research Foundation (“WARF Side Letter”);

WHEREAS, certain terms of the License Agreement were modified as set forth in that certain First Amendment to the License Agreement dated as of March 23, 2021, by and between CDI and Century (“First Amendment”) and, with respect to the BMS Collaboration Agreement (as defined in such letter agreement), as set forth in a certain letter agreement effective as of January 7, 2022 between Century and CDI (the “BMS Collaboration Letter Agreement”);

WHEREAS, pursuant to, and in accordance with, Section 10.6 of the License Agreement, Century and CDI desire that the License Agreement, as modified by the WARF Side Letter, be amended as set forth herein.

THEREFORE, in consideration of the mutual covenants and conditions set forth in this Second Amendment, it is agreed as follows:

1.Amendment Fee.

In consideration of this amendment, Century agrees to pay CDI a nonrefundable license fee of [***] within [***] days of the Second Amendment Effective Date.  Such payment is not subject to any future performance by either Party under the License Agreement.

2.Amendments to the License Agreement.
2.1Section 1.16 of the License Agreement shall be amended and restated as follows:

“Development Plan” has the meaning set forth in Section 3.3 of the Exclusive Differentiation License Agreement.

2.2Section 1.18 of the License Agreement formerly including the definition of “Differentiation License Agreement” shall be amended and restated as follows:

“The definition of “Differentiation License Agreement” is hereby intentionally omitted and the references to “Differentiation License Agreement” in Section 2.8(c) and Section 3.4 are hereby amended to “Exclusive Differentiation License Agreement.”

2.3Section 1.24 of the License Agreement shall be amended and restated as follows:

“Field” means (i) the Cancer Field and (ii) the Immunology Field.

2.4Section 1.36 of the License Agreement shall be amended and restated as follows:

“Licensed Product” means (i) Cancer Products and (ii) Immunology Products.

2.5Section 1.51 of the License Agreement shall be amended and restated as follows:

“Territory” means (i) with respect to the Cancer Field, worldwide, excluding Japan and any country(ies) eliminated from the Territory pursuant to Section 9.6; and (ii) with respect to the Immunology Field, worldwide, excluding any country(ies) eliminated from the Territory pursuant to Section 9.6.

2.6After giving effect to the amendments contemplated in Sections 2.1, 2.2, 2.3, 2.4 and 2.5 above, Article 1 of the License Agreement shall be amended to add the following definitions, in appropriate alphabetical and numerical order, and the section numbers of Article 1 of the License Agreement and all cross references thereto in the License Agreement are hereby updated to reflect the addition of such defined terms:

“Cancer Field” means any cancer immunotherapeutic use in humans.

“Cancer Products” means cancer immunotherapy products (for the treatment of cancer in humans) consisting of cells that are or are modifications of T cells, NK cells, dendritic cells, macrophages, and monocytes derived from human iPSC (including TiPSC).  For the sake of clarity, such “modifications” exclude materials or substances extracted, isolated from, or secreted by, such modified or unmodified cells.

“Exclusive Differentiation License Agreement” means a certain agreement entered into between the Parties on Effective Date under which CDI grants an exclusive license to Century under certain patent rights and know-how related to human iPSC-derived T cells, NK cells, dendritic cells, macrophages and monocytes under the terms and conditions set forth therein and as may be amended.

“Immunology Field” means any immunotherapeutic use for immune-mediated inflammatory diseases, including autoimmune diseases, in humans, other than cancer immunotherapeutic use.

“Immunology Products” means immunotherapy products (for the treatment of immune- mediated inflammatory diseases, including autoimmune diseases, other than cancer in humans) consisting of cells that are or are modifications of T cells, NK cells, dendritic cells, macrophages, and monocytes derived from human iPSC (including TiPSC).  For the sake of clarity, such “modifications” exclude materials or substances extracted, isolated from, or secreted by, such modified or unmodified cells.

“Non-Exclusive Differentiation License Agreement” means a certain agreement entered into between the Parties on September 22, 2023 under which CDI grants a non-exclusive license to Century under certain patent rights and know-how related to human iPSC-derived T cells, NK cells, dendritic cells, macrophages and monocytes under the terms and conditions set forth therein and as may be amended.

2.7Section 2.2 of the License Agreement shall be amended and restated as follows:

“2.2. License Grants to CDI. Subject to the terms and conditions of this Agreement, Century (on behalf of itself and its Affiliates) hereby grants to, and will require its Sublicensee(s) to grant, to CDI the following licenses and options:

(a)a world-wide, non-exclusive, royalty-free, irrevocable, paid-up license, with the right to grant sublicenses, to WARF, the University of Wisconsin, the WiCell Research Institute and the Morgridge Institute for Research, to make, have made, use and otherwise practice Developments for Non-Commercial Research Purposes in organizations associated with either WARF or the University of Wisconsin;
(b)a non-exclusive, non-transferable (except in accordance with Section 10.3), fully paid-up, sublicensable (with the ability to sublicense through multiple tiers) license (i) to make, have made, use and otherwise practice Developments made by Century or its Affiliates or Sublicensees in the Cancer Field outside the Territory or within the Territory in connection with Abandoned Indication and (ii) to practice Developments to manufacture the Licensed Products in the Field worldwide; and
(c)a fully paid-up, non-exclusive, non-transferable (except in accordance with Section 10,3), sublicensable (with limitation as set forth in Section 2.3(d)) worldwide license under the Century Licensed Technology to make, have made, use, and have used, research and develop iPSC(s) (including TiPSC(s)), Reprogrammed iPS Cells or Reprogrammed iPS Cell Derivative Materials), whether inside or outside of the Field, and
(d)an option to obtain a non-exclusive, non-transferable (except in accordance with Section 10.3), sublicensable (with the ability to sublicense through multiple tiers) license, under Intellectual Property Rights that are owned or controlled by a Third Party and licensed to Century or its Affiliate to Exploit the Licensed Products in the Cancer Field outside the Territory or within the Territory in connection with the Abandoned Indication, provided, however, in the event Century or its Affiliates or Subcontractors are required to pay royalty for its sublicense to CDI and its Sublicensees the Parties will agree on an equitable apportionment of any royalty between the Parties to reflect the fair value attributable to the use of such Intellectual Property Rights for the Exploitation of the Licensed Products in each Party’s territory.”
3.Notice. Pursuant to, and in accordance with Section 10.2 of the License Agreement, as of the Second Amendment Effective Date, each Party’s contact information is as follows:

If to CDI:

FUJIFILM Cellular Dynamics, Inc.
465 Science Drive

Madison, WI 53711
Attention: Director, Intellectual Property
Email: fcdi-licensing@cellulardynamics.com

With a copy to:

FUJIFILM Cellular Dynamics, Inc.
465 Science Drive
Madison, WI 53711
Attention: General Counsel

and

Email: legaldepartment@fujifilm.com If to Century:

Century Therapeutics, Inc.

25 N. 38th Street, 11th Floor
Philadelphia, PA 19104
Attention: General Counsel
Email: legal@centurytx.com

4.Miscellaneous.
4.1Effect of this Second Amendment.  This Second Amendment amends the terms of the License Agreement, as previously amended, and is deemed incorporated into, and governed by all other terms of, the License Agreement.  To the extent that the License Agreement is explicitly amended by this Second Amendment, the terms of this Second Amendment will control where the terms of the License Agreement are contrary to or conflict with the terms of this Second Amendment.  All other terms and conditions of the License Agreement not explicitly amended by this Second Amendment shall remain in full force and effect.  The License Agreement shall, together with the First Amendment and this Second Amendment, be read and construed as a single instrument.
4.2WARF Side Letter.  This Second Amendment does not, and is not intended to, amend, modify or supplement the terms of the WARF Side Letter, which remains in full force and effect.  In the event of any conflict between the terms of the License Agreement, as amended by this Second Amendment, and the WARF Side Letter, the WARF Side Letter shall control.
4.3Counterparts.  This Second Amendment may be signed in any number of counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the Second Amendment Effective Date.

CENTURY THERAPEUTICS, INC.

By: /s/Greg Russotti

Name:	Greg Russotti, Ph.D.
Title:	Interim Chief Executive Officer

FUJIFILM CELLULAR DYNAMICS INC.

By: /s/Tomoyuki Hasegawa

Name:	Tomoyuki Hasegawa
Title:	President and Chief Executive Officer

[Signature page to Second Amendment to License Agreement]